Exhibit 99.1

Supplemental Financial and Operating Information

December 31, 2020

WOODLAND MALL

Burlington
DICK'S
MILLER'S
MILLER'S

ZARA

www.preit.com

NYSE: PEI

NYSE: PEIPRB, PEIPRC, PEIPRD

Pennsylvania Real Estate Investment Trust

Supplemental Financial and Operating Information

December 31, 2020

Table of Contents
Introduction

Company Information	1

Earnings Release	2

Changes in Funds from Operations for the Three Months and Year Ended December 31, 2020	5

Market Capitalization and Capital Resources	6

Operating Results

Statements of Operations – Three Months and Year Ended December 31, 2020 and 2019	7

Computation of Earnings Per Share	8

Reconciliation of Net Operating Income and EBITDAre – Three Months and Year Ended December 31, 2020 and 2019	9

Reconciliation of Net Income (Loss) (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Three Months Ended December 31, 2020 and 2019	10

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Three Months Ended December 31, 2020 and 2019	11
Reconciliation of Net Income (Loss) (GAAP Measure) to Net Operating Income from Consolidated Properties (Non-GAAP Measure) - Year Ended December 31, 2020 and 2019	12

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share (Non-GAAP Measure) - Year Ended December 31, 2020 and 2019	13

Reconciliation of Funds From Operations and Funds Available for Distribution – Three Months and Year Ended December 31, 2020 and 2019	14

Condensed Consolidated Balance Sheet	15

Assets and Liabilities - Equity Method Investments, at Ownership Share	16

Operating Statistics

Leasing Activity Summary – Three Months and Year Ended December 31, 2020	17

Summarized Sales and Rent Per Square Foot and Occupancy Percentages	19

Mall Occupancy Percentage and Sales Per Square Foot	20

Top Twenty Tenants	21

Lease Expirations	22

Property Information	23

Balance Sheet

Investment in Real Estate - Consolidated Properties	25

Investment in Real Estate - Equity Method Investments at Ownership Share	26

Capital Expenditures – Three Months and Year Ended December 31, 2020	27

Debt Analysis	28

Debt Schedule	30

Selected Debt Ratios	31

Forward Looking Statements	32

Definitions	33

Pennsylvania Real Estate Investment Trust

Company Information

Background

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. PREIT is focused on enhancing the quality of its portfolio through redevelopment, anchor repositioning, diversifying its tenant mix and densifying properties by adding a mix of uses.  Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. The portfolio consists of 26 retail properties, 25 of which are operating properties and one is a development property. The 25 operating retail properties have a total of 19.8 million square feet and include 20 shopping malls and five other retail properties.

If you would like to learn more about PREIT or participate in our quarterly earnings conference call, please visit preit.com or contact:

Heather Crowell

EVP, Strategy and Communications

One Commerce Square

2005 Market Street, Suite 1000

Philadelphia, PA 19103

Telephone: (215) 875-0735

Fax: (215) 546-2504

Email: Heather.Crowell@preit.com

Press release announcements are available on the Company's website at www.preit.com.

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports Fourth Quarter and Full Year 2020 Results

Core Mall Total Leased Space reached 91.5%

Four Anchor Replacement Transactions Executed

Traffic approaching pre-COVID levels across portfolio

Philadelphia, March 11, 2021 - PREIT (NYSE: PEI) today reported results for the three months and year ended December 31, 2020.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located in the tables accompanying this release.

	Three Months Ended December 31,		Year Ended December 31,
(per share amounts)	2020	2019	2020	2019
Net loss - basic and diluted	$(2.62)	$(0.29)	$(3.72)	$(0.52)
FFO	(0.22)	0.28	(0.02)	1.33
FFO, as adjusted	(0.13)	0.34	(0.01)	1.05
FFO from assets transferred in 2019 and 2020	-	(0.01)	-	(0.02)
FFO, as adjusted for assets transferred	$(0.13)	$0.33	$(0.01)	$1.03

“The PREIT team, and portfolio, proved to be resilient as we navigated uncertain terrain.  Our targeted strategy of dispositions and anchor replacements over the past several years created a real estate portfolio of bullseye locations in high barrier-to-entry markets that stands the test of time,” said Joseph F. Coradino, Chairman and CEO of PREIT.  “Our portfolio is comprised of a differentiated mix of uses that attracts robust demand from a variety of non-retail uses, strengthening the Company and fortifying our revenue stream. At the same time, we are well-positioned for a strong return to brick and mortar shopping and leisure as restrictions ease and vaccinations continue.”

•	Same Store NOI, excluding lease termination revenue, decreased 33.3% for the three months ended December 31, 2020 compared to the three months ended December 31, 2019.
•

The quarter was impacted by a decrease in revenue of $22.1 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants as well as decreased percentage sales revenue resulting from restrictions limiting consumer traffic related to the COVID-19 pandemic.

•	Same Store NOI, excluding lease termination revenue, decreased 28.2% for the year ended December 31, 2020 compared to December 31, 2019.
•

The year was impacted by a decrease in revenue of $75.0 million primarily resulting from bankruptcies and related store closings, an increase in credit losses for challenged tenants, the accounting for rental abatements as well as decreased percentage sales revenue resulting from mall closures related to the COVID-19 pandemic.

•	In support of challenged tenants, PREIT granted just under $12 million in rent abatements.
•	Cash collections continued to improve, increasing to 112% of billings for Q4 2020.

•	Core Mall total occupancy was 90.3%. Core Mall non-anchor occupancy was 89.4%.
•	Core Mall non-anchor leased space, at 90.1%, exceeds occupied space by 70 basis points when factoring in executed new leases slated for future occupancy.
•	Average renewal spreads for the quarter ended December 31, 2020 were 1.4% in the wholly-owned portfolio for spaces less than 10,000 square feet.
•	The Company supported local economies, paying over $66 million in real estate taxes during 2020.
•	The Company completed its financial restructuring, extending its debt maturity schedule and improving its liquidity position.

Leasing and Redevelopment

•	358,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $8.4 million.
•	Leasing momentum continued with over 600,000 square feet of new stores opening in the portfolio during the year.
•	Construction is underway for Aldi to open its first store in the portfolio at Dartmouth Mall during Q3 2021.
•	A lease has been executed for a new self-storage facility in previously unused below grade space at Mall at Prince George’s with an anticipated opening in Q1 2022.
•	A lease with Tilt Studios was signed to replace JC Penney at Magnolia Mall in Florence, SC.
•	A transaction has been executed with Cooper Hospital for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ.

COVID-19 Impact and Response

•	During 2020, the Company experienced varying levels of property closures and continued restrictions on certain businesses.
•	Core mall traffic at comparable properties was approximately 74% of 2019 traffic during the holiday season.
•	Cash collections for April through December totaled 80% of billings for those months.
•

In continuous support of its tenants, PREIT has developed and implemented its own contactless pick up solution, Mall2Go, and developed a branded parking lot activation series, Park and Play, that has resulted in two dozen events being held between late July and mid-September at its properties.

•

Across its portfolio, the Company has hosted blood drives and food donation drives, provided meals to area essential workers, and donated much needed protective supplies. Read more about our efforts here.

•	The Company launched sMALL surprises, an innovative e-commerce platform delivering curated surprise packs from our mall retailers based on the recipient’s interests.
•

The Company launched an initiative to support black-owned businesses and brands throughout its portfolio to empower its customers to make more informed purchasing decisions, noting that black-owned businesses were disproportionately challenged by the pandemic.

Primary Factors Affecting Financial Results for the Three Months Ended December 31, 2020 and 2019

•

Net loss attributable to PREIT common shareholders was $202.1 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $2.62 per basic and diluted share for the three months ended December 31, 2020, compared to net loss attributable to PREIT common shareholders of $21.7 million, or $0.29 per basic and diluted share for the three months ended December 31, 2019.

•	As a result of the revaluation of assets at our Fashion District Philadelphia partnership, the Company recognized a loss on remeasurement of $148.5 million in the quarter.
•

Same Store NOI, including lease terminations, decreased by $20.7 million, or 34.4%. The decrease is primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related store closures, partially offset by new store openings, including contributions from replacement anchors.

•

Non-Same Store NOI decreased by $1.6 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and a decrease in percentage of sales revenue due to COVID-19 related mall closures. Other decreases in NOI from Non-Same Store properties is due to the derecognition of property at Valley View Mall during the third quarter of 2020.

•

FFO for the three months ended December 31, 2020 was $(0.22) per diluted share and OP Unit compared to $0.28 per diluted share and OP Unit for the three months ended December 31, 2019.  Adjustments to FFO in the fourth quarter of 2020 were related to $0.05 per share from reorganization expenses and $0.04 per share from loss on hedge ineffectiveness. Adjustments to FFO in the 2019 quarter included $0.04 per share of provision for employee separation expenses and $0.03 per share of impairment of development land parcels.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended December 31, 2020 and 2019 is included on page 16.

Debt Restructuring and Chapter 11 Process

On December 11, 2020, the Company announced that it had successfully completed its financial restructuring and emerged from Chapter 11.

The Company’s new credit facility provides the Company access to up to $130 million of new capital to support its operations and continue advancing its strategic priorities. In addition to recapitalizing its business, PREIT's debt maturity schedule has been extended, providing the Company with enhanced financial flexibility.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $87.2 million. The agreements are with multiple buyers across five properties for 2,200 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

Retail Operations

Due to COVID-related mall closures impacting a significant portion of the year, the Company is not reporting tenant sales at this time.

2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Friday March 12, 2021, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 4671799, at least fifteen minutes before the scheduled start time as callers could experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages quality properties in compelling markets. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in the densely-populated eastern U.S. with concentrations in the mid-Atlantic’s top MSAs. Since 2012, the Company has driven a transformation guided by an emphasis on portfolio quality and balance sheet strength driven by disciplined capital expenditures. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Pennsylvania Real Estate Investment Trust

Changes in Funds from Operations

For the Three Months and Year Ended December 31, 2020 as compared to the Three Months and Year Ended December 31, 2019

(all per share amounts on a diluted basis unless otherwise noted; rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended December 31	Per Diluted Share and OP Unit	Year Ended December 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted December 31, 2019	$26,657	$0.34	$82,650	$1.05

Changes - Q4 2019 to Q4 2020

Contribution from anchor replacements and new box tenants	1,422	0.02	4,650	0.06
Impact from bankruptcies	(1,694)	(0.02)	(3,356)	(0.05)
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(7,590)	(0.10)	(32,931)	(0.42)
Lease termination revenue	(949)	(0.01)	824	0.01
Credit losses	(8,271)	(0.11)	(19,739)	(0.25)
Other	(1,488)	(0.02)	(3,057)	(0.04)
Same Store NOI from unconsolidated properties	(2,092)	(0.03)	(5,729)	(0.08)
Same Store NOI	(20,662)	(0.26)	(59,339)	(0.75)
Non Same Store NOI	(1,588)	(0.02)	(9,797)	(0.13)
Dilutive effect of asset sales	(718)	(0.01)	(1,851)	(0.03)
General and administrative expenses	(6,890)	(0.09)	(4,262)	(0.06)
Capitalization of leasing costs	(238)	(0.01)	(756)	(0.01)
Gain on debt extinguishment	(1,514)	(0.02)	(26,346)	(0.34)
Gain on sales of non-operating real estate	228	0.01	54	-
Other	9,327	0.12	41,539	0.53
Interest expense, net	(15,044)	(0.19)	(22,921)	(0.29)
Increase in weighted average shares	-	(0.01)	-	-
Funds from Operations, as adjusted December 31, 2020	$(10,442)	$(0.13)	$(1,029)	$(0.01)
Insurance recoveries, net	-	-	586	0.01
Reorganization expenses	(3,769)	(0.05)	(3,769)	(0.05)
Gain on derecognition of property	1,121	0.02	8,127	0.11
Loss gain on debt extinguishment	(1,487)	(0.02)	(1,487)	(0.02)
Provision for employee separation expense	(55)	-	(1,227)	(0.02)
Loss on hedge ineffectiveness	(2,912)	(0.04)	(2,912)	(0.04)
Funds from Operations December 31, 2020	$(17,544)	$(0.22)	$(1,711)	$(0.02)

Pennsylvania Real Estate Investment Trust

Market Capitalization and Capital Resources

(in thousands)

	December 31, 2020	December 31, 2019
MARKET CAPITALIZATION

EQUITY CAPITALIZATION
Common Shares Outstanding	79,537	77,550
OP Units Outstanding	1,979	2,023
Total Common Shares and OP Units Outstanding	81,516	79,573
Equity Market Capitalization—Common Shares and OP Units	$81,516	$424,124
Series B Preferred Shares, Nominal Value	86,250	86,250
Series C Preferred Shares, Nominal Value	172,500	172,500
Series D Preferred Shares, Nominal Value	125,000	125,000
Total Equity Market Capitalization	$465,266	$807,874

DEBT CAPITALIZATION
Secured Debt Balance (1)	$2,236,872	$1,280,208
Unsecured Debt Balance (2) (3)	-	805,000
Debt Capitalization	$2,236,872	$2,085,208
TOTAL MARKET CAPITALIZATION	$2,702,138	$2,893,082

Equity Capitalization/Total Market Capitalization	17.2%	27.9%
Debt Capitalization/Total Market Capitalization	82.8%	72.1%
Unsecured Debt Balance/Total Debt	0.0%	38.6%

CAPITAL RESOURCES
Cash and Cash Equivalents	$55,086	$26,922
Revolving Facility	130,000	400,000
Amount Outstanding	(54,830)	(255,000)
Available Revolving Facility (4)	$75,170	$145,000
Term Loans	1,072,620	700,500
Amount Borrowed	(1,072,620)	(700,500)
Available Term Loans	$-	$-
TOTAL	$130,256	$171,922
Shelf Registration	$-	$500,000

(1)

Includes all consolidated mortgages, term loans, and revolving credit facility, as well as our share of mortgage debt from unconsolidated equity method investments and $100.5 million and $150.5 million of secured debt from our share of the FDP Term Loan as of December 31, 2020 and 2019, respectively and $50.0 million from our share of the Partnership Loan as of December 31, 2020.

(2)	The unsecured debt balance includes a 2018 Revolving Facility balance of $255,000 as of December 31, 2019.
(3)	The unsecured debt balance includes a Term Loan balance $550,000 as of December 31, 2019.
(4)	The available Credit Facility borrowings are subject to covenants that may restrict amounts that can be borrowed, however the majority of these covenants do not come into effect until June 30, 2021.

Pennsylvania Real Estate Investment Trust

Statement of Operations – Three Months and Year Ended December 31, 2020 and 2019

	Three Months Ended December 31,		Year Ended December 31,
(in thousands of dollars)	2020	2019	2020	2019
REVENUE:
Real estate revenue:
Lease revenue	$58,828	$78,643	$237,141	$302,311
Expense reimbursements	4,141	4,637	15,462	19,979
Other real estate revenue	3,530	5,049	8,333	12,668
Total real estate revenue	66,499	88,329	260,936	334,958
Other income	123	393	887	1,834
Total revenue	66,622	88,722	261,823	336,792
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,104)	(27,369)	(106,522)	(113,260)
Utilities	(2,858)	(3,383)	(11,829)	(14,733)
Other property operating expenses	(2,848)	(2,750)	(8,547)	(8,565)
Total property operating expenses	(31,810)	(33,502)	(126,898)	(136,558)
Depreciation and amortization	(30,766)	(39,699)	(126,362)	(137,784)
General and administrative expenses	(19,481)	(12,591)	(50,272)	(46,010)
Provision for employee separation expenses	(54)	(2,611)	(1,227)	(3,689)
Insurance recoveries, net	-	(132)	586	4,362
Project costs and other expenses	(7)	(17)	(294)	(284)
Total operating expenses	(82,118)	(88,552)	(304,467)	(319,963)
Interest expense, net(1)	(30,042)	(17,001)	(84,341)	(63,987)
Gain (loss) on debt extinguishment	(1,487)	27	(1,487)	24,859
Gain on derecognition of property	1,121	-	8,127	-
Impairment of assets	-	(1,455)	-	(1,455)
Impairment of development land parcel	-	(2,098)	-	(3,562)
Reorganization expenses	(3,769)	-	(3,769)	-
Total expenses	(116,295)	(109,079)	(385,938)	(364,108)
Loss before equity in (loss) income of partnerships, loss on remeasurement of assets by equity method investee, gain on sales of real estate by equity method investee, gain on sales of real estate, net, and gain on sales of interests in non operating real estate, net of adjustment	(49,673)	(20,357)	(124,115)	(27,316)
Equity in (loss) income of partnerships	(2,746)	2,153	(5,544)	8,289
Loss on remeasurement of assets by equity method investee	(148,545)	-	(148,545)	-
Gain on sales of real estate by equity method investee	-	-	-	553
Gain on sales of real estate, net	275	72	11,444	2,756
Gain on sales of interests in non operating real estate	227	2,718	54	2,718
Net loss	(200,462)	(15,414)	(266,706)	(13,000)
Less: net loss attributed to noncontrolling interest	5,192	565	7,189	2,128
Net loss attributable to PREIT	(195,270)	(14,849)	(259,517)	(10,872)
Less: cumulative preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Net loss attributable to PREIT common shareholders	$(202,114)	$(21,693)	$(286,892)	$(38,247)

(1)

Net of capitalized interest expense of $348 and $756 for the three months ended December 31, 2020 and 2019, respectively, and $2,192 and $7,725 for the year ended December 31, 2020 and 2019, respectively.

(2)

Equity in (loss) income of partnerships is net of capitalized interest expense of $0 and $1,471 for the three months ended December 31, 2020 and 2019, respectively, and $2,394 and $6,025 for the year ended December 31, 2020 and 2019, respectively.

Pennsylvania Real Estate Investment Trust

Computation of Earnings Per Share – Three Months and Year Ended December 31, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019
Net loss	$(200,462)	$(15,414)	$(266,706)	$(13,000)
Noncontrolling interest	5,193	565	7,189	2,128
Cumulative preferred share dividends	(6,844)	(6,844)	(27,375)	(27,375)
Dividends on unvested restricted shares	-	(219)	(363)	(883)
Net loss used to calculate loss per share—basic and diluted	$(202,112)	$(21,912)	$(287,255)	$(39,130)
Basic and diluted loss per share:	$(2.62)	$(0.29)	$(3.72)	$(0.52)

(in thousands of shares)
Weighted average shares outstanding—basic	77,457	76,557	77,227	75,221
Effect of common share equivalents(1)	-	-	-	-
Weighted average shares outstanding—diluted	77,457	76,557	77,227	75,221

(1)

The Company had net losses for the three months ended December 31, 2020 and 2019 and the year ended December 31, 2020 and 2019. Therefore, the effects of common share equivalents of 285 and 485 for the three months ended December 31, 2020 and 2019, respectively, and, 380 and 452 for the year ended December 30, 2020 and 2019, respectively, are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Operating Income and Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate– Three Months Ended December 31, 2020 and 2019 (Non-GAAP Measures)

(in thousands)

Net Operating Income ("NOI") Reconciliation for the Three Months Ended December 31, 2020(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$34,095	$52,666	$(18,571)	(35.3%)	$594	$2,162	$34,689	$54,828
NOI attributable to equity method investments, at ownership share	5,359	7,451	(2,092)	(28.1%)	903	923	6,262	8,374
Total NOI	39,454	60,117	(20,663)	(34.4%)	1,497	3,085	40,951	63,202
Less: lease termination revenue	32	1,018	(986)	(96.9%)	-	1	32	1,019
Total NOI excluding lease termination revenue	$39,422	$59,099	$(19,677)	(33.3%)	$1,497	$3,084	$40,919	$62,183

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Net Operating Income ("NOI") Reconciliation for the Year Ended December 31, 2020(1)

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2020	2019	$	%	2020	2019	2020	2019
NOI from consolidated properties	$132,264	$185,874	$(53,610)	(28.8%)	$1,774	$12,526	$134,038	$198,400
NOI attributable to equity method investments, at ownership share	22,869	28,597	(5,728)	(20.0%)	1,687	732	24,556	29,329
Total NOI	155,133	214,471	(59,338)	(27.7%)	3,461	13,258	158,594	227,729
Less: lease termination revenue	2,268	1,531	737	48.1%	-	18	2,268	1,549
Total NOI excluding lease termination revenue	$152,865	$212,940	$(60,075)	(28.2%)	$3,461	$13,240	$156,326	$226,180

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Earnings Before Interest, Income Taxes, Depreciation, and Amortization for Real Estate ("EBITDAre") Reconciliation(1)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net loss	$(200,461)	$(15,414)	$(266,706)	$(13,000)
Depreciation and amortization:
Consolidated	30,765	39,699	126,362	137,784
Unconsolidated properties at ownership share	4,244	3,421	16,640	9,874
Interest expense:
Consolidated	30,042	17,001	84,341	63,987
Unconsolidated properties at ownership share	4,716	2,713	13,278	10,711
Gain on sales of real estate by equity method investee	-	-	-	(553)
Gain on sales of real estate, net	(274)	(72)	(11,444)	(2,756)
Gain (loss) on debt extinguishment, net	1,487	(27)	1,487	(24,859)
Gain on derecognition of property	(1,121)	-	(8,127)
Impairment of developmental land parcel	-	-	-	3,562
Impairment of assets	-	1,455	-	3,553
Loss on remeasurement of assets by equity method investee	148,545	-	148,545	-
EBITDAre	$17,944	$48,776	$104,377	$188,303

(1)	EBITDAre is a non-GAAP measure. See definition on page 34.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Loss to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Three Months Ended December 31, 2020 and 2019

(in thousands)

	Three Months Ended December 31,
	2020	2019
Net loss	$(200,461)	$(15,414)
Other income	(123)	(393)
Depreciation and amortization	30,765	39,699
General and administrative expenses	19,480	12,591
Insurance recoveries, net	-	132
Provision for employee separation expenses	55	2,611
Project costs and other expenses	7	17
Interest expense, net	30,042	17,001
Equity in loss (income) of partnerships	2,746	(2,153)
Loss on remeasurement of assets by equity method investee	148,545	-
Gain (loss) on debt extinguishment, net	1,487	(27)
Gain on derecognition of property	(1,121)	-
Impairment of assets	-	1,455
Impairment of development land parcel	-	2,098
Reorganization expenses	3,769	-
Loss on sales of real estate by equity method investee	-	-
Gain on sales of real estate, net	(274)	(72)
Gain on sales of interest in non operating real estate	(228)	(2,718)
NOI from consolidated properties(1)	$34,689	$54,828

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$48,515	$52,006	$1,598	$3,137	$50,113	$55,144
CAM reimbursement income	9,033	9,960	229	550	9,262	10,510
Real estate tax income	7,628	8,607	(101)	141	7,527	8,748
Percentage rent	1,120	3,729	-	40	1,120	3,769
Lease termination revenue	14	963	-	1	14	964
	66,310	75,265	1,726	3,869	68,036	79,134
Less: credit (losses) recoveries	(8,789)	(518)	(419)	27	(9,208)	(491)
Lease revenue	57,521	74,747	1,307	3,896	58,828	78,644
Expense reimbursements	4,001	4,294	141	343	4,142	4,637
Other real estate revenue	3,344	4,711	185	337	3,529	5,048
Total real estate revenue	64,866	83,752	1,633	4,576	66,499	88,328
Property operating expenses		-		-
CAM and real estate taxes	(25,370)	(25,427)	(734)	(1,943)	(26,104)	(27,370)
Utilities	(2,729)	(3,109)	(129)	(274)	(2,858)	(3,383)
Other property operating expenses	(2,672)	(2,551)	(176)	(197)	(2,848)	(2,748)
Total property operating expenses	(30,771)	(31,087)	(1,039)	(2,414)	(31,810)	(33,501)
NOI from consolidated properties(1)	$34,095	$52,665	$594	$2,163	$34,689	$54,828
Less: Lease termination revenue	14	963	-	1	14	964
NOI from consolidated properties excluding lease termination revenue(1)	$34,081	$51,702	$594	$2,161	$34,675	$53,863
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(34.1%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Three Months Ended December 31, 2020 and 2019

(in thousands)

	Three Months Ended December 31,
(in thousands of dollars)	2020	2019
Equity in (loss) income of partnerships	$(2,746)	$2,153
Other income	(10)	(29)
Depreciation and amortization	4,244	3,421
Interest expense and other expenses, net	4,774	2,829
NOI from equity method investments at ownership share(1)	$6,262	$8,374

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$6,256	$6,692	$1,629	$1,098	$7,885	$7,790
CAM reimbursement income	1,289	1,551	447	596	1,736	2,147
Real estate tax income	902	998	78	107	980	1,105
Percentage rent	36	133	94	109	130	242
Lease termination revenue	18	55	-	-	18	55
	8,501	9,429	2,248	1,910	10,749	11,339
Less: credit (losses) recoveries	(849)	30	(16)	(47)	(865)	(17)
Lease revenue	7,652	9,459	2,232	1,863	9,884	11,322
Expense reimbursements	390	472	188	134	578	606
Other real estate revenue	268	359	431	838	699	1,197
Total real estate revenue	8,309	10,290	2,851	2,835	11,160	13,125
Property operating expenses
CAM and real estate taxes	(2,217)	(2,115)	(1,381)	(1,411)	(3,598)	(3,526)
Utilities	(158)	(180)	(165)	(111)	(323)	(291)
Other property operating expenses	(574)	(544)	(402)	(390)	(976)	(934)
Total property operating expenses	(2,949)	(2,839)	(1,948)	(1,912)	(4,897)	(4,751)
NOI from equity method investments at ownership share(1)	$5,359	$7,451	$904	$923	$6,263	$8,374
Less: Lease termination revenue	18	55	-	-	18	55
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$5,341	$7,396	$904	$923	$6,245	$8,319
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(27.8%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income (Loss) to Net Operating Income from Consolidated Properties (Non-GAAP Measure)

Year Ended December 31, 2020 and 2019

(in thousands)

	Year Ended December 31,
	2020	2019

Net loss	$(266,706)	$(13,000)
Other income	(887)	(1,834)
Depreciation and amortization	126,362	137,784
General and administrative expenses	50,271	46,010
Insurance recoveries, net	(586)	(4,362)
Provision for employee separation expenses	1,228	3,689
Project costs and other expenses	294	283
Interest expense, net	84,341	63,987
Impairment of assets	-	1,455
Impairment of development land parcel	-	3,562
Equity in loss (income) of partnerships	5,544	(8,289)
Loss on remeasurement of assets by equity method investee	148,545	-
Gain (loss) on debt extinguishment, net	1,487	(24,859)
Gain on derecognition of property	(8,127)	-
Gain on sales of real estate by equity method investee	-	(553)
Gain on sales of interests in real estate, net	(11,444)	(2,756)
Reorganization expenses	3,769	-
Loss on sales of interest in non operating real estate	(54)	(2,717)
NOI from consolidated properties(1)	$134,038	$198,400

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$178,376	$200,625	$7,823	$18,194	$186,199	$218,819
CAM reimbursement income	36,809	40,606	1,495	3,268	38,304	43,874
Real estate tax income	32,211	34,614	331	1,629	32,542	36,243
Percentage rent	1,199	4,657	5	47	1,204	4,704
Lease termination revenue	2,250	1,426	-	18	2,250	1,444
	250,845	281,928	9,654	23,156	260,499	305,084
Less: credit (losses) recoveries	(22,206)	(2,467)	(1,151)	(306)	(23,357)	(2,773)
Lease revenue	228,638	279,461	8,503	22,850	237,141	302,311
Expense reimbursements	14,599	17,936	863	2,043	15,462	19,979
Other real estate revenue	7,873	10,705	460	1,963	8,333	12,668
Total real estate revenue	251,110	308,102	9,826	26,856	260,936	334,958
Property operating expenses		-		-
CAM and real estate taxes	(99,916)	(101,521)	(6,606)	(11,739)	(106,522)	(113,260)
Utilities	(11,034)	(13,035)	(795)	(1,698)	(11,829)	(14,733)
Other property operating expenses	(7,896)	(7,672)	(651)	(893)	(8,547)	(8,565)
Total property operating expenses	(118,846)	(122,228)	(8,052)	(14,330)	(126,898)	(136,558)
NOI from consolidated properties(1)	$132,264	$185,874	$1,774	$12,526	$134,038	$198,400
Less: Lease termination revenue	2,250	1,426	-	18	2,250	1,444
NOI from consolidated properties excluding lease termination revenue(1)	$130,014	$184,448	$1,774	$12,508	$131,788	$196,956
% change in Same Store NOI from consolidated properties excluding lease termination revenue		(29.5%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Reconciliation of Equity in Income of Partnerships to Net Operating Income from Equity Method Investments, at Ownership Share

(Non-GAAP Measure)

Year Ended December 31, 2020 and 2019

(in thousands)

	Year Ended December 31,
(in thousands of dollars)	2020	2019
Equity in (loss) income of partnerships	$(5,544)	$8,289
Other income	(47)	(75)
Depreciation and amortization	16,641	9,874
Interest expense and other expenses, net	13,506	11,242
NOI from equity method investments at ownership share(1)	$24,556	$29,330

	Same Store		Non Same Store		Total
	2020	2019	2020	2019	2020	2019
Real estate revenue
Base rent	$23,943	$26,523	$5,117	$1,703	$29,060	$28,226
CAM reimbursement income	5,522	6,341	2,215	686	7,737	7,027
Real estate tax income	3,856	3,798	397	241	4,253	4,039
Percentage rent	120	383	278	109	398	492
Lease termination revenue	18	105	-	-	18	105
	33,459	37,150	8,007	2,739	41,466	39,889
Less: credit losses	(2,193)	48	(2,048)	13	(4,241)	61
Lease revenue	31,266	37,198	5,959	2,752	37,225	39,950
Expense reimbursements	1,663	1,874	696	284	2,359	2,158
Other real estate revenue	620	1,165	2,152	1,552	2,772	2,717
Total real estate revenue	33,549	40,237	8,807	4,588	42,356	44,825
Property operating expenses
CAM and real estate taxes	(8,172)	(8,575)	(5,541)	(2,655)	(13,713)	(11,230)
Utilities	(633)	(766)	(582)	(230)	(1,215)	(996)
Other property operating expenses	(1,875)	(2,298)	(997)	(971)	(2,872)	(3,269)
Total property operating expenses	(10,680)	(11,639)	(7,120)	(3,856)	(17,800)	(15,495)
NOI from equity method investments at ownership share(1)	$22,869	$28,598	$1,687	$732	$24,556	$29,330
Less: Lease termination revenue	18	105	-	-	18	105
NOI from equity method investments at ownership share excluding lease termination revenue(1)	$22,851	$28,493	$1,687	$732	$24,538	$29,225
% change in Same Store NOI from equity method investments at ownership share excluding lease termination revenue		(19.8%)

(1)	NOI is a non-GAAP measure. See definition of NOI on page 33.

Pennsylvania Real Estate Investment Trust

Reconciliation of Net Income to Funds From Operations and Funds Available for Distribution (Non-GAAP Measures)

Three Months and Year Ended December 31, 2020 and 2019

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
FUNDS FROM OPERATIONS (1)

Net loss	$(200,461)	$(15,414)	$(266,706)	$(13,000)
Depreciation and amortization on real estate		-		-
Consolidated properties	30,402	39,296	124,940	136,422
PREIT's share of equity method investments	4,244	3,421	16,641	9,874
Gain on sales of real estate, net	(274)	(72)	(11,444)	(2,756)
Impairment of assets	-	1,455	-	1,456
Loss on remeasurement of assets by equity method investee	148,545	-	148,545	-
Dividends on preferred shares(2)	-	(6,843)	(13,687)	(27,375)
Funds from operations attributable to common shareholders and OP Unit holders(1)	$(17,544)	$21,843	$(1,711)	$104,621
Insurance recoveries, net	-	132	(586)	(4,362)
Reorganization expenses	3,769	-	3,769	-
Gain on debt extinguishment, net	1,487	(27)	1,487	(24,859)
Gain on derecognition of property	(1,121)	-	(8,127)	-
Impairment of development land parcel	-	2,098	-	3,562
Provision for employee separation expenses	55	2,611	1,227	3,689
Loss on hedge ineffectiveness	2,912	-	2,912	-
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(10,442)	$26,657	$(1,029)	$82,651

FUNDS AVAILABLE FOR DISTRIBUTION(1)

Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders(1)	$(10,442)	$26,657	$(1,029)	$82,650
Adjustments:		-		-
Straight line rent	(175)	(1,288)	(2,093)	(5,710)
Recurring capital expenditures	(968)	(4,295)	(3,368)	(17,590)
Tenant allowances	(3,719)	(6,041)	(17,851)	(12,122)
Amortization of non-cash deferred compensation	1,726	579	6,747	6,212
Capitalized leasing costs	-	(238)	(150)	(906)
Amortization of above- and below-market lease intangibles	(16)	(16)	(81)	(67)
Funds available for distribution to common shareholders and OP Unit holders(1)	$(13,594)	$15,359	$(17,825)	$52,468

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.22)	$0.28	$(0.02)	$1.33
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.13)	$0.34	$(0.01)	$1.05
Funds available for distribution to common shareholders and OP Unit holders per diluted share and OP Unit(1)	$(0.17)	$0.19	$(0.22)	$0.67

Weighted average number of shares outstanding	77,457	76,557	77,227	75,221
Weighted average effect of full conversion of OP Units	1,979	2,023	2,012	3,221
Effect of common share equivalents	285	485	380	453
Total weighted average shares outstanding, including OP Units	79,721	79,065	79,619	78,895

(1)	Non-GAAP measures. See definitions on page 333.
(2)

Does not include the impact of $6.8 million and $13.7 million of accrued, undeclared and unpaid preferred share dividends for the three months and year ended December 31, 2020, respectively. The Company cannot declare and pay cash dividends on common shares while there exists a preferred dividend arrearage

Pennsylvania Real Estate Investment Trust

Condensed Consolidated Balance Sheet

	December 31,
	2020	2019
(in thousands of dollars)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,168,536	$3,099,034
Construction in progress	46,285	106,011
Land held for development	5,516	5,881
Total investments in real estate	3,220,337	3,210,926
Accumulated depreciation	(1,308,427)	(1,202,722)
Net investments in real estate	1,911,910	2,008,204
INVESTMENTS IN PARTNERSHIPS, at equity:	27,066	159,993
OTHER ASSETS:
Cash and cash equivalents	43,309	12,211
Tenant and other receivables, net	54,532	41,261
Intangible assets	11,392	13,404
Deferred costs and other assets, net	127,593	103,688
Assets held for sale	1,384	12,506
Total assets	$2,177,186	$2,351,267
LIABILITIES:
Mortgage loans payable, net	$884,503	$899,753
Term Loans, net	908,473	548,025
Revolving Facility	54,830	255,000
Tenants’ deposits and deferred rent	8,899	13,006
Distributions in excess of partnership investments	76,586	87,916
Fair value of derivative liabilities	23,292	13,126
Accrued expenses and other liabilities	93,663	107,016
Total liabilities	2,050,246	1,923,842
EQUITY:
Total equity	126,940	427,425
Total liabilities and equity	$2,177,186	$2,351,267

Pennsylvania Real Estate Investment Trust

Assets and Liabilities - Equity Method Investments, at Ownership Share (Non-GAAP)

(in thousands)

	December 31,
(in thousands of dollars)	2020	2019
ASSETS:
Investments in real estate, at cost:
Operating properties	$824,328	$883,530
Construction in progress	20,632	251,029
Total investments in real estate	844,960	1,134,559
Accumulated depreciation	(224,641)	(229,877)
Net investments in real estate	620,319	904,682
Cash and cash equivalents	28,060	34,766
Deferred costs and other assets, net	161,465	43,476
Total assets	809,844	982,924
LIABILITIES AND PARTNERS’ INVESTMENT:
Mortgage loans payable, net	491,119	499,057
FDP Term Loan, net	201,000	299,091
Partnership Loan	100,000	—
Other liabilities	132,715	79,166
Total liabilities	924,834	877,314
Net investment	(114,990)	105,610
Partners’ share	(59,080)	50,997
PREIT’s share	(55,910)	54,613
Excess investment (1)	6,390	17,464
Net investments and advances	$(49,520)	$72,077
Investment in partnerships, at equity	$27,066	$159,993
Distributions in excess of partnership investments	(76,586)	(87,916)
Net investments and advances	$(49,520)	$72,077

The non-GAAP financial information presented above includes financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, our investments in these entities are recorded in the balance sheet caption entitled “Investment in partnerships, at equity.” In the case of deficit investment balances, such amounts are recorded in “Distributions in excess of partnership investments.”

To derive the proportionate financial information reflected in the tables above we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the assets and liabilities of our unconsolidated partnerships, we do not control these partnerships or have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Three Months Ended December 31, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	10	21,157	2.7	$36.66	N/A	N/A	N/A	N/A	$3.97
	Unconsolidated(4)	3	6,502	12.3	81.64	N/A	N/A	N/A	N/A	3.94
Total Under 10k sf		13	27,659	5.0	$47.23	N/A	N/A	N/A	N/A	$3.95
Total New Leases		13	27,659	5.0	$47.23	N/A	N/A	N/A	N/A	$3.95

Renewal Leases
Under 10k sf	Consolidated	42	110,638	2.8	$54.19	$55.96	$(1.77)	(3.2%)	(1.2%)	$-
	Unconsolidated(4)	12	41,085	3.5	$46.94	$59.48	(12.54)	(21.1%)	(14.9%)	-
Total Under 10k sf		54	151,723	3.0	$52.23	$56.91	$(4.69)	(8.2%)	(5.2%)	$-

Over 10k	Consolidated	1	16,436	2.0	13.56	12.67	0.89	7.0%	7.2%	$-
	Unconsolidated(4)	1	15,000	3.0	19.44	24.29	(4.85)	(20.0%)	(20.0%)
Total Over 10k sf		2	31,436	2.5	16.37	18.21	(1.85)	(10.2%)	(8.2%)
Total Fixed Rent		56	183,159	2.9	$46.08	$50.27	$(4.19)	(8.4%)	(5.4%)	$-
Total Percentage in Lieu	Consolidated	12	26,790	1.4	31.15	42.57	(11.42)	(26.8%)	N/A	-
Total Renewal Leases		68	209,949	2.7	$44.17	$49.29	$(5.12)	(10.4%)		$-
Total Non Anchor		81	237,608	3.0	$44.53

Anchor
New Leases		-	-	-	$-	$-	$-	0.0%	0.0%	$-
Renewal Leases	Consolidated	2	186,505	5.0	6.07	6.04	0.03	0.5%	0.0%	-
Total		2	186,505	5.0	$6.07

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Leasing Activity Summary – Year Ended December 31, 2020

		Number	GLA	Term	Initial Rent per square foot ("psf")	Previous Rent psf	Initial Gross Rent Renewal Spread(1)		Average Rent Renewal Spread(2)	Annualized Tenant Improvements psf(3)
							$	%	%
Non Anchor
New Leases
Under 10k square feet ("sf")	Consolidated	42	90,234	5.3	$39.16	N/A	N/A	N/A	N/A	$8.55
	Unconsolidated(4)	5	13,083	8.1	64.53	N/A	N/A	N/A	N/A	5.52
Total Under 10k sf		47	103,317	5.7	$42.37	N/A	N/A	N/A	N/A	$8.00
Total New Leases		47	103,317	5.7	$42.37	N/A	N/A	N/A	N/A	$8.00

Renewal Leases
Under 10k sf	Consolidated	114	284,793	2.8	$54.44	$55.80	$(1.36)	(2.4%)	1.4%	$0.01
	Unconsolidated(4)	21	68,014	2.9	$45.12	$59.84	(14.72)	(24.6%)	(22.3%)	-
Total Under 10k sf		135	352,807	2.8	$52.64	$56.58	$(3.94)	(7.0%)	(3.6%)	$0.01

Over 10k sf	Consolidated	4	77,781	3.9	15.42	15.52	$(0.10)	(0.6%)	(9.4%)
	Unconsolidated(4)	1	15,000	3.0	19.44	24.29	(4.85)	(20.0%)	(20.0%)
Total Over 10k sf		5	92,781	3.8	16.07	16.94	(0.87)	(5.1%)	(11.3%)
Total Fixed Rent		140	445,588	3.0	$45.03	$48.33	$(3.30)	(6.8%)	(4.2%)	$0.01
Percentage in Lieu	Consolidated	35	102,663	1.3	32.75	43.57	$(10.82)	(24.8%)	N/A	-
	Unconsolidated(4)	1	636	3.0	72.76	97.60	(24.84)	(25.5%)
Total Percentage in Lieu		36	103,299	1.4	$33.00	$43.90	$(10.91)	(24.8%)		$0.01
Total Renewal Leases (4)		176	548,887	2.7	$42.76	$47.49	$(4.73)	(10.0%)		$0.01
Total Non Anchor		223	652,204	3.2	$42.70

Anchor
New Leases		-	-	-	$-	$-	$-	0.0%	0.0%	$-
Renewal Leases	Consolidated	2	186,505	5.0	6.07	6.04	0.03	0.5%	0.0%	-
Total		2	186,505	5.0	$6.07

(1)

Initial gross rent renewal spread is computed by comparing the initial rent psf in the new lease to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent, CAM charges, estimated real estate tax reimbursements and marketing charges, but excludes percentage rent.  In certain cases, a lower rent amount may be payable for a period of time until specified conditions in the lease are satisfied.

(2)

Average rent renewal spread is computed by comparing the average rent psf over the new lease term to the final rent psf amount in the expiring lease.  For purposes of this computation, the rent amount includes minimum rent and fixed CAM charges, but excludes pro rata CAM charges, estimated real estate tax reimbursements, marketing charges and percentage rent.

(3)	Tenant improvements and certain other leasing costs are presented as annualized amounts per square foot and are spread uniformly over the initial lease term.
(4)

We own a 25% to 50% interest in each of our unconsolidated properties and do not control such properties. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. See “—Non-GAAP Supplemental Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2019 for further details on our ownership interests in our unconsolidated properties.

Pennsylvania Real Estate Investment Trust

Summarized Sales and Rent Per Square Foot and Occupancy Percentages

	December 31, 2020(1)						December 31, 2019
			Actual Occupancy		Leased Occupancy						Actual Occupancy
	% Rolling 12 Mo. NOI	Average Gross Rent(2)(3)	Total	Non- Anchor	Total	Non- Anchor	% Rolling 12 Mo. NOI	Average Comp Sales	Average Gross Rent(2)(3)	Occupancy Cost(4)	Total	Non- Anchor
Malls	92.1%	$57.91	90.3%	89.4%	91.5%	90.1%	90.9%	$539	$59.63	12.3%	95.5%	92.9%
Non-Core Malls	0.1%	$42.92	51.3%	48.4%	51.3%	48.4%	1.5%	$317	$46.28	15.2%	59.2%	65.8%
Malls Total	92.3%	$57.53	87.9%	87.5%	89.1%	88.2%	92.4%	$531	$59.22	12.3%	93.2%	91.6%
Other Retail Properties	7.3%	$25.04	90.0%	89.2%	91.8%	91.1%	5.4%	n/a	$25.59	n/a	92.8%	92.2%
Total Retail Properties	99.5%	$48.25	88.1%	87.8%	89.4%	88.6%	97.8%	n/a	$49.97	n/a	93.2%	91.7%
Sold Properties	0.9%	n/a	n/a	n/a	n/a	n/a	2.0%	n/a	$32.12	n/a	70.7%	91.0%
Other Properties (4)	-0.5%	n/a	n/a	n/a	n/a	n/a	0.1%	n/a	n/a	n/a	n/a	n/a
Total Portfolio	100.0%	$48.25	88.1%	87.8%	89.4%	88.6%	100.0%	$531	$49.43	12.3%	92.6%	91.7%

(1)	Average comp sales are not reported for 2020 due to COVID-19 related mall closures impacting the majority of the second quarter of 2020. As a result of these closures, comparisons are not meaningful.
(2)

Average gross rent for malls includes all non-anchor space owned by the Company and leased to tenants that occupy individual spaces of less than 10,000 square feet. Average gross rent for other retail properties includes all non-anchor space owned by the Company regardless of size.

(3)	Average gross rent for mall tenants greater than 10,000 sf was $21.37 per square foot as of December 31, 2020 and $21.54 per square foot as of December 31, 2019.
(4)	Occupancy Cost was only included in 2019 and is not included in 2020, due to Average Comp Sales not being presented for 2020.

Pennsylvania Real Estate Investment Trust

Mall Occupancy Percentage and Sales Per Square Foot

	December 31, 2020				December 31, 2019			Change
	% of Mall NOI	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %	Avg Comp Sales (2)	Total Occupancy %	Non-Anchor Occupancy %	Avg Comp Sales (1)	Total Occupancy %	Non- Anchor Occupancy %
Top 6 Malls
Willow Grove Park	6.3%	n/a	96.6%	94.5%	760	97.1%	95.0%	n/a	(0.5%)	(0.5%)
Cherry Hill Mall	13.6%	n/a	93.0%	91.7%	725	98.3%	97.9%	n/a	(5.3%)	(6.2%)
Woodland Mall	6.4%	n/a	88.9%	87.0%	635	98.7%	98.4%	n/a	(9.8%)	(11.4%)
Lehigh Valley Mall	6.6%	n/a	88.0%	80.6%	601	90.4%	84.1%	n/a	(2.4%)	(3.5%)
Mall at Prince Georges	7.9%	n/a	83.0%	97.9%	555	99.0%	98.0%	n/a	(16.0%)	(0.1%)
Springfield Town Center	10.7%	n/a	90.2%	86.8%	555	94.2%	92.3%	n/a	(4.0%)	(5.5%)
	51.4%	n/a	89.6%	89.1%	646	96.0%	94.0%	n/a	(6.4%)	(4.9%)

Malls 7-12
Dartmouth Mall	4.9%	n/a	97.7%	96.7%	543	99.6%	99.4%	n/a	(1.9%)	(2.7%)
Jacksonville Mall	4.8%	n/a	99.4%	98.8%	508	99.0%	98.0%	n/a	0.4%	0.8%
Magnolia Mall	3.6%	n/a	79.2%	94.5%	471	99.7%	99.4%	n/a	(20.5%)	(4.9%)
Capital City Mall	6.1%	n/a	98.1%	97.2%	453	99.5%	99.3%	n/a	(1.4%)	(2.1%)
Patrick Henry Mall	4.8%	n/a	96.6%	95.0%	452	96.8%	95.4%	n/a	(0.2%)	(0.4%)
Viewmont Mall	4.6%	n/a	97.0%	93.7%	438	99.7%	99.4%	n/a	(2.7%)	(5.7%)
	28.8%	n/a	94.2%	95.9%	471	99.1%	98.5%	n/a	(4.9%)	(2.6%)

Malls 13-18
Valley Mall	4.8%	n/a	98.7%	97.0%	425	99.4%	98.9%	n/a	(0.7%)	(1.9%)
Moorestown Mall	1.9%	n/a	82.5%	89.3%	411	93.8%	85.5%	n/a	(11.3%)	3.8%
Springfield Mall	1.5%	n/a	82.9%	82.9%	406	91.5%	91.5%	n/a	(8.6%)	(8.6%)
Cumberland Mall	3.3%	n/a	91.3%	85.8%	389	88.9%	81.8%	n/a	2.4%	4.0%
Francis Scott Key Mall	3.9%	n/a	91.6%	86.8%	375	92.5%	88.3%	n/a	(0.9%)	(1.5%)
Plymouth Meeting Mall	4.1%	n/a	82.4%	74.0%	355	87.5%	81.2%	n/a	(5.1%)	(7.2%)
	19.6%	n/a	88.4%	85.0%	395	92.4%	87.0%	n/a	(4.0%)	(2.0%)

All Core Malls	99.8%	n/a	90.3%	89.4%	539	95.5%	92.9%	n/a	(5.2%)	(3.5%)

Non-Core Malls
Valley View Mall (3)	0.0%	n/a			705	93.9%	91.0%	n/a	(93.9%)	(91.0%)
Exton Square Mall	0.2%	n/a	51.3%	48.4%	317	59.2%	65.8%	n/a	(7.9%)	(17.4%)
All Non-Core Malls	0.2%	n/a	51.3%	48.4%	342	63.1%	74.9%	n/a	(11.8%)	(26.5%)

All Malls	100.0%	n/a	87.9%	87.5%	518	92.5%	91.6%	n/a	(4.3%)	(1.7%)

(1)	Average comp sales are not reported due to COVID-19 related mall closures impacting 2020.
(2)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of less than 10,000 square feet and have occupied the space for at least 24 months.
(3)

In August of 2020 the company derecognized the assets of Valley View Mall as a loss of control of the property. We still recognize the mortgage balance of $27.2 million until the foreclosure process is complete.

Pennsylvania Real Estate Investment Trust

Top Twenty Tenants

December 31, 2020

Tenant	Brands	Locations at Consolidated Properties	Locations at Unconsolidated Properties	Total Number of Locations	Percentage of Annualized Gross Rent (1)
Foot Locker, Inc.	Champs, Foot Locker, Footaction, House of Hoops by Foot Locker, Kids Foot Locker, Lady Foot Locker, Nike Yardline, Footaction Flight 23	41	8	49	4.6%
L Brands, Inc.	Bath & Body Works, Pink, Victoria's Secret	32	6	38	4.0%
Signet Jewelers Limited	Kay Jewelers, Piercing Pagoda, Totally Pagoda, Zales Jewelers, Silver & Gold Connection	47	10	57	3.1%
Dick's Sporting Goods, Inc.	Dick's Sporting Goods	11	1	12	2.9%
American Eagle Outfitters, Inc.	Aerie, American Eagle Outfitters	15	5	20	2.4%
Express, Inc	Express, Express Factory Outlet, Express Men	11	4	15	2.0%
Dave & Buster's, Inc.	Dave & Buster's	3	1	4	1.7%
Macy's	Bloomingdale's, Macy's	12	2	14	1.7%
Gap, Inc.	Banana Republic, Gap/Gap Kids/Gap Outlet, Old Navy, Old Navy Outlet, Banana Republic Factory Store	11	8	19	1.7%
Cineworld Group	Regal Cinemas	4	-	4	1.6%
Genesco Inc.	Johnston & Murphy, Journeys, Journeys Kidz, Underground by Journeys	23	5	28	1.6%
Home Depot	Home Depot	1	2	3	1.6%
J.C. Penney Company, Inc.	JC Penney, Penneys Firestone	10	1	11	1.5%
Luxottica Group S.p.A.	Lenscrafters, Pearle Vision, Sunglass Hut, Sunglass Hut Outlet	22	7	29	1.3%
Darden Concepts, Inc.	Bahama Breeze, Capital Grille, Olive Garden, Seasons 52, Yard House	8	-	8	1.3%
Shoe Show, Inc.	Shoe Department, Shoe Dept. Encore, Shoe Show	20	2	22	1.2%
H&M Hennes & Muritz L.P.	H & M	12	1	13	1.1%
Sycamore Partners	Hot Topic, Talbots, Torrid	24	5	29	1.1%
AMC Entertainment Holdings, Inc.	AMC	3	1	4	1.1%
The Children's Place, Inc.	The Children's Place	13	3	16	1.0%
Total Top 20 Tenants		323	72	395	38.4%
Total Leases		1,318	372	1,690	100.0%

(1)	Includes our share of tenant gross rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments as of December 31, 2020

Pennsylvania Real Estate Investment Trust

Lease Expirations as of December 31, 2020

(dollars in thousands except per square foot (“psf”) amounts)

Non-Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and Prior	115	265,557	3.2%	13,769	12,220	4.3%	51.85
2021	218	725,166	8.9%	28,461	24,868	8.7%	39.25
2022	234	776,226	9.5%	34,391	30,096	10.6%	44.31
2023	195	1,110,992	13.6%	39,865	34,902	12.2%	35.88
2024	174	747,572	9.1%	37,568	33,717	11.8%	50.25
2025	178	1,019,718	12.5%	42,904	33,660	11.9%	42.07
2026	125	718,281	8.8%	33,296	25,822	9.1%	46.36
2027	90	640,582	7.8%	24,680	22,624	7.9%	38.53
2028	74	611,236	7.5%	22,522	21,140	7.4%	36.85
2029	80	599,830	7.3%	23,813	19,065	6.7%	39.70
Thereafter	101	966,751	11.8%	33,859	26,825	9.4%	35.02
Total/Average	1,584	8,181,911	100.0%	$335,128	$284,939	100.0%	$40.96

Anchors
		Gross Leasable Area ("GLA")		Annualized Gross Rent
Lease Expiration Year	Number of Leases Expiring	Expiring GLA (1)	Percent of Total	Gross Rent in Expiring Year	PREIT’s Share of Gross Rent in Expiring Year (2)	Percent of PREIT’s Total	Average Expiring Gross Rent psf
2020 and prior
2021	3	258,396	5.5%	1,666	1,150	3.6%	6.45
2022	6	897,867	19.2%	3,475	3,121	9.8%	3.87
2023	3	348,592	7.5%	1,895	1,895	5.9%	5.44
2024	5	702,674	15.2%	6,988	6,988	21.8%	9.94
2025	5	720,381	15.4%	2,900	2,900	9.1%	4.03
2026	4	299,359	6.4%	2,968	2,266	7.1%	9.91
2028	9	982,424	21.1%	6,819	6,819	21.4%	6.94
2029	1	65,155	1.4%	2,210	2,210	6.9%	33.92
Thereafter	6	389,466	8.3%	4,585	4,585	14.4%	11.77
Total/Average	42	4,664,314	100.0%	$33,507	$31,935	100.0%	$7.18

(1)	Does not include tenants occupying space under license agreements with initial terms of less than one year.
(2)	Includes our share of tenant rent from partnership properties based on PREIT’s ownership percentage in the respective equity method investments.

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Core Malls
Capital City Mall	Camp Hill, PA	JCPenney	2028	102,825	Macy's	120,000	104,806	174,169	9,569	623,348
		Dick's Sporting Goods	2028	61,677
		Sportsman's Warehouse	2031				50,302
Cherry Hill Mall	Cherry Hill, NJ	Nordstrom	2025	138,000	JCPenney	174,285	239,234	399,484	58,062	1,313,665
					Macy's	304,600
Cumberland Mall	Vineland, NJ	Burlington	2021	80,983	BJ's Wholesale Club	117,889	168,249	143,243	59,054	951,217
		The Home Depot	2024	132,013	Boscov's	155,341
		Dick's Sporting Goods	2028	50,000
		Regal Cinemas	2024				44,445
Dartmouth Mall	Dartmouth, MA	JCPenney	2024	100,020	Macy's	140,000	119,050	149,780	10,777	608,455
		Burlington	2030	43,840
		AMC Theaters	2026				44,988
Francis Scott Key Mall	Frederick, MD	JCPenney	2026	101,293	Macy's	139,333	124,272	166,446	51,890	754,267
		Sears	2023	120,883
		Dick's Sporting Goods	2025				50,150
Jacksonville Mall	Jacksonville, NC	Belk	2026	72,510			123,079	125,043	2,908	493,145
		JCPenney	2025	51,812
		Sears	2021	117,793
Lehigh Valley Mall	Allentown, PA	Boscov's	2022	164,694	JCPenney	207,292	174,331	316,322	118,131	1,192,770
		Macy's	2022	212,000
Magnolia Mall	Florence, SC (2)	Belk	2028	115,793			96,175	134,202	122,947	591,860
		Best Buy	2023	32,054
		Dick's Sporting Goods	2023				45,000
		Burlington	2028				45,689
Moorestown Mall	Moorestown, NJ (4)	Boscov's	2028	202,765			110,814	183,022	166,718	955,239
		Sears	2022	205,591
		Regal Cinemas	2028				57,843
		HomeSense	2028	28,486
Patrick Henry Mall	Newport News, VA	Dick's Sporting Goods	2022	50,250	Dillard's	144,157	60,095	223,177	14,940	717,831
		JCPenney	2025	85,212	Macy's	140,000
Plymouth Meeting Mall	Plymouth Meeting, PA	Boscov's	2028	188,429			148,275	169,270	160,058	911,879
		Whole Foods	2029	65,155
		Burlington	2030	41,883
		Dick's Sporting Goods	2031				57,588
		AMC Theaters	2027				48,000
		LEGOLAND Discovery Center	2032				33,221
Springfield Mall	Springfield, PA				Macy's	192,000	20,577	164,119	38,140	610,735
					Target	195,899
Springfield Town Center	Springfield, VA	Macy's	2025	252,245	JCPenney	209,144	168,618	300,378	96,505	1,373,955
					Target	180,841
		Dick's Sporting Goods	2025				53,891
		Nordstrom Rack	2025				33,107
		Regal Cinemas	2029				49,788
		Saks OFF 5th	2026				29,438
The Mall at Prince Georges	Hyattsville, MD (3)	Macy's	2023	195,655			177,988	263,079	158,153	930,061
		Target	2024	135,186

Pennsylvania Real Estate Investment Trust

Property Information as of December 31, 2020

		Landlord Owned Anchors/ Large Format Non Anchor			Anchor Stores Not Owned		Non-anchor occupied GLA
Properties	Location	Tenant	Expiration Year	GLA	Tenant	GLA	Large Format	Small Shop	Vacant	Total GLA

Valley Mall	Hagerstown, MD	JCPenney	2024	157,455			95,023	207,757	11,090	827,735
		Belk	2028	123,094
		Regal Cinemas	2029				53,059
		Dick's Sporting Goods	2031	62,416
		Onelife Fitness	2033	70,000
		Tilt Studio	2028	47,841
Viewmont Mall	Scranton, PA	JCPenney	2025	193,112	Macy's	139,801	65,843	161,201	16,692	689,226
		Dick's Sporting Goods/Field & Stream	2028	90,000
		HomeGoods	2027				22,577
Willow Grove Park	Willow Grove, PA	Macy's	2022	225,000	Bloomingdale's	237,537	129,219	255,908	22,614	1,086,194
		Nordstrom Rack	2022	40,332	Sears(1)	175,584
Woodland Mall	Grand Rapids, MI	Von Maur	2119	86,165	JCPenney	254,905	115,714	303,040	62,782	979,922
					Macy's	157,316
Total Core Malls				4,244,462		3,385,924	2,960,448	3,839,640	1,181,030	15,611,504

Other Malls and Retail Properties
Exton Square Mall	Exton, PA	Boscov's	2024	178,000	Macy's	181,200	31,652	146,657	394,265	990,145
		Round 1	2026	58,371
Fashion District Philadelphia	Philadelphia, PA (5)	Burlington	2032	85,162			179,365	137,306	261,628	826,532
		AMC	2034				36,535
		Round 1	2029				58,080
		City Winery	2037				29,762
		H&M	2030				38,694
Gloucester Premium Outlets	Blackwood, NJ						49,479	261,666	65,826	376,971
Metroplex Shopping Center	Plymouth Meeting, PA	Giant Food Store	2026	67,185	Lowe's	163,215	304,209	43,387	37,505	777,695
					Target	137,514
		Saks OFF 5th	2026				24,680
The Court at Oxford Valley	Fairless Hills, PA	Best Buy	2021	59,620	BJ's Wholesale Club	116,872	249,597	37,570	60,118	703,909
					The Home Depot	130,751
		Dick's Sporting Goods	2021				49,381
Valley View Center	La Crosse, WI	Dick's Sporting Goods	2025				45,000	15,272	-	60,272
Red Rose Commons	Lancaster, PA				The Home Depot	134,558	248,086	15,207	-	462,883
					Weis Market	65,032
Total Other Malls and Retail Properties				448,338		929,142	1,344,520	657,065	819,342	4,198,407
Total Portfolio				4,692,800		4,315,066	4,304,968	4,496,705	2,000,372	19,809,911

(1) Approximately 69,000 square feet of this space has been subleased to Primark.

(2) Approximately 104,000 square feet of this space is a vacant JC Penney that has been leased to Tilt Studios.

(3) Approximately 148,000 square feet of this space is a vacant JC Penney.

(4) Approximately 121,000 square feet of this space is a vacant Lord & Taylor that is currently occupied by a State of New Jersey Vaccine Megasite.

(5) Approximately 95,000 square feet of this space is a vacant Century 21.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate - Consolidated Properties

(in thousands)

	December 31, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Core Malls
Capital City Mall	$137,239	$-	$56,624	$80,615	$-
Cherry Hill Mall	488,095	253	278,879	209,469	262,413
Cumberland Mall	84,076	-	34,338	49,738	40,992
Dartmouth Mall	91,117	1	48,014	43,104	56,726
Francis Scott Key Mall	98,197	-	46,318	51,879	68,469
Jacksonville Mall	94,044	-	43,332	50,712	-
Magnolia Mall	108,028	-	53,696	54,332	-
Moorestown Mall	190,690	34	81,388	109,336	-
Patrick Henry Mall	156,566	-	77,847	78,719	87,058
Plymouth Meeting Mall	232,417	8,585	108,911	132,091	-
The Mall at Prince Georges	144,978	2,375	70,295	77,058	-
Springfield Town Center	496,546	-	82,082	414,464	-
Valley Mall	147,244	1,229	53,666	94,807	-
Viewmont Mall	121,831	-	54,334	67,497	67,185
Willow Grove Park	234,642	33,701	114,128	154,215	152,852
Woodland Mall	285,528	107	88,547	197,088	122,580
Total Core Malls	3,111,238	46,285	1,292,399	1,865,124	858,276

Non-Core Malls
Exton Square Mall	49,002	-	13,495	35,507	-
Valley View Center (2)	8,296	-	2,533	5,763	27,212
Total Non-Core Malls	57,298	-	16,028	41,270	27,212

Total Malls	$3,168,536	$46,285	$1,308,427	$1,906,394	$885,489
Other Properties
Land held for development	5,516	-	-	5,516	-
Total Other Properties	$5,516	$-	$-	$5,516	$-
Total Investment in Real Estate	$3,174,052	$46,285	$1,308,427	$1,911,910	$885,489

Land parcels held for sale
Moorestown Mall	434	-	-	434	-
Woodland Mall	1,054	-	-	1,054	-
Total held for sale	$1,488	$-	$-	$1,488	$-

(1)	Refer to page 28 for further debt information.
(2)

The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete.

Pennsylvania Real Estate Investment Trust

Investment in Real Estate – Equity Method Investments at Ownership Share

(in thousands)

	December 31, 2020
	Operating Properties and Land Held for Development	Construction in Progress	Accumulated Depreciation	Net Real Estate	Debt(1)
Unconsolidated Malls
Fashion District Philadelphia	$338,791	$5,806	$(20,358)	$324,239	$150,500
Lehigh Valley Mall	55,500	770	(30,007)	26,263	94,573
Springfield Mall	58,732	60	(25,544)	33,248	29,742
Total Unconsolidated Malls	$453,023	$6,636	$(75,909)	$383,750	$274,816

Unconsolidated Other Retail Properties
Gloucester Premium Outlets	27,944	100	(5,778)	22,266	21,500
Metroplex Shopping Center	44,394	3,775	(27,764)	20,405	36,433
The Court at Oxford Valley	28,411	8	(13,365)	15,054	26,081
Red Rose Commons	14,626	-	(5,529)	9,097	12,544
Total Unconsolidated Other Retail Properties	$115,375	$3,883	$(52,436)	$66,822	$96,558
Unconsolidated Property Under Development
Pavilion at Market East	6,346	814	(2,405)	4,755	$3,059
Total Investment in Real Estate	$574,744	$11,333	$(130,750)	$455,327	$374,433

(1)	Refer to page 28 for further debt information.

Pennsylvania Real Estate Investment Trust

Capital Expenditures

Three Months and Year Ended December 31, 2020

(in thousands)

	Three Months Ended December 31, 2020			Year Ended December 31, 2020
	Consolidated	PREIT's Share of Equity Method Investments	Total	Consolidated	PREIT's Share of Equity Method Investments	Total
Redevelopment projects with incremental GLA and/or anchor replacement (1)	$197	$204	$401	$21,193	$26,018	$47,211
Tenant allowances	2,173	1,546	3,719	13,021	4,830	17,851
Recurring capital expenditures:
CAM expenditures	704	80	784	2,264	399	2,663
Non-CAM expenditures	184	-	184	654	51	705
Total recurring capital expenditures	888	80	968	2,918	450	3,368
Total	$3,258	$1,830	$5,088	$37,132	$31,298	$68,430

(1)	Net of any tenant reimbursements, parcel sales, tax credits or other incentives.

Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2020

(in thousands)

	Outstanding Debt
	Fixed Rate (1)	% of Total Indebtedness	Variable Rate	% of Total Indebtedness	Total	% of Total Indebtedness
Consolidated mortgage loans payable (2)	$871,635	39.0%	$13,854	0.6%	$885,489	39.6%
Unconsolidated mortgage loans payable (3)	199,374	8.9%	24,559	1.1%	223,933	10.0%
Consolidated Term Loans (4)	550,000	24.6%	372,120	16.6%	922,120	41.2%
Unconsolidated Term Loan (5)	50,000	2.2%	100,500	4.5%	150,500	6.7%
2020 Revolving Facility	-	0.0%	54,830	2.5%	54,830	2.5%
Total Outstanding Debt	$1,671,009	74.7%	$565,863	25.3%	$2,236,872	100.0%
Average Stated Interest Rate	5.99%		6.79%		6.20%

(1)	Includes variable rate debt swapped to fixed rate debt.
(2)	Excludes deferred financing costs of $986.
(3)	Reflects our share of mortgage debt of equity method investees. Excludes our share of deferred financing costs of $274.
(4)	Excludes deferred financing costs of $13,647.
(5)	Reflects our share of Term Loan debt of equity method investee. Excludes our share of deferred financing costs of $1,324.

		Average Debt Balance
		Mortgage Debt	Revolving Facility	Term Loans	Total
Beginning Balance	9/30/2020	$1,117,280	$375,000	$711,000	2,203,280
Bridge Loan Borrowing	10/14/2020	-	-	7,500	7,500
Bridge Loan Borrowing	10/21/2020	-	-	25,000	25,000
2018 Credit Facility & 7-year Term Loan Repayment	12/10/2020	-	(375,000)	(593,000)	(968,000)
2020 Credit Facility Borrowing	12/10/2020	-	55,000	919,735	974,735
2020 CF Paydown	12/22/2020	-	(170)	(396)	(566)
Second Lien PIK Interest	12/31/2020	-	-	2,781	2,781
Mortgage loan amortization, including our share of debt of equity method investees	12/31/2020	(7,858)	-	-	(7,858)
Ending Balance	12/31/2020	$1,109,422	$54,830	$1,072,620	$2,236,872
Weighted Average Balance		$1,115,172	$288,462	$600,088	$2,228,605

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Pennsylvania Real Estate Investment Trust

Debt Analysis as of December 31, 2020

(in thousands)

Debt Maturities(1)
Year	Scheduled Amortization	Deferred Financing Cost Amortization - Mortgages	Mortgage Balance at Initial Maturity Date	2020 Revolving Facility	Term Loans	Deferred Financing Cost Amortization - Term Loans	Total Debt
2021	$21,793	$(353)	$257,588	$-	$-	$(7,834)	$271,193
2022	17,390	(301)	377,489	54,830	922,120	(7,137)	1,364,391
2023	10,018	(195)	86,801	-	100,500	-	197,124
2024	9,291	(185)	-	-	-	-	9,106
2025	7,234	(175)	237,644	-	-	-	244,703
Thereafter	4,386	(324)	79,789	-	50,000	-	133,850
	$70,111	$(1,533)	$1,039,311	$54,830	$1,072,620	$(14,971)	$2,220,368

(1)

The weighted average period to total debt maturity is 2.33 years, excluding extension options. Includes 100% of revolver, term loan and mortgage loan debt from consolidated properties and our share of term loan and mortgage loan debt of equity method investees.

Weighted Average Mortgage Interest Rates
Year	Balance (1)	Interest Rate
2021	$258,662	3.96%
2022	393,374	4.08%
2023	93,160	4.37%
2024	-	0.00%
2025	269,653	4.10%
Thereafter	94,573	4.06%
Total	$1,109,422	4.08%

(1)	Includes our share of debt of equity method investees.

Pennsylvania Real Estate Investment Trust

Debt Schedule as of December 31, 2020

(in thousands)

	Debt	Interest Rate	Annual Debt Service	Balance at Maturity	Initial Maturity Date	Fully Extended Maturity Date
Fixed Rate Mortgage Loans
Valley View Mall (1)	$27,212	5.95%	$-	$27,212	July 2020	July 2020
Viewmont Mall (2)	57,000	4.37%	2,491	-	March 2021	March 2021
Woodland Mall (2)	122,580	3.02%	5,376	122,020	April 2021	April 2021
Red Rose Commons (3)	12,544	5.14%	978	12,379	July 2021	July 2021
The Court at Oxford Valley (3)	26,081	5.56%	2,058	25,782	July 2021	July 2021
Cumberland Mall	40,992	4.40%	3,433	38,157	August 2022	August 2022
Cherry Hill Mall	262,413	3.90%	16,980	251,120	September 2022	September 2022
Francis Scott Key Mall (2)	64,800	5.52%	3,574	-	January 2022	January 2023
Dartmouth Mall	56,726	3.97%	3,825	53,299	April 2023	April 2023
Metroplex Shopping Center (3)	36,433	5.00%	2,818	33,502	October 2023	October 2023
Patrick Henry Mall	87,058	4.35%	5,748	77,591	July 2025	July 2025
Springfield Mall (3)	29,742	4.45%	1,964	26,299	October 2025	October 2025
Willow Grove Park	152,852	3.88%	9,599	133,754	October 2025	October 2025
Lehigh Valley Mall (3)	94,573	4.06%	5,768	79,789	November 2027	November 2027
Total Fixed Rate Mortgage Loans	$1,071,009	4.15%	$64,612	$880,904

Variable Rate Mortgage Loans
Pavilion East Associates (3)	$3,059	3.04%	$193	$3,009	February 2021	February 2021
Viewmont Mall	10,185	2.50%	255	67,185	March 2021	March 2021
Gloucester Premium Outlets (3)	21,500	1.66%	356	21,500	March 2022	March 2023
Francis Scott Key Mall	3,669	2.75%	101	66,712	January 2022	January 2023
Total Variable Rate Mortgage Loans	$38,413	2.10%	$905	$158,406
Total Mortgage Loans	$1,109,422	4.08%	$65,517	$1,039,311

Consolidated Mortgage Loans	$885,489	4.04%	$51,382	$837,052
Consolidated Deferred Financing Fees	(986)	n/a	n/a	n/a
Unconsolidated Mortgage Loans	223,933	4.25%	14,135	202,259
Unconsolidated Deferred Financing Fees (3)	(547)	n/a	n/a	n/a
First Lien Term Loan	384,092	8.20%	31,680	384,092	December 2022	December 2023
Second Lien Term Loan	538,027	8.94%	53,020	538,027	December 2022	December 2023
2018 FDP Term Loan	100,500	4.00%	4,020	100,500	January 2023	January 2023
Term Loan Deferred Financing Fees	(14,971)	n/a	n/a	n/a
First Lien Revolver	54,830	4.00%	2,193	54,830	December 2022	December 2022
2020 FDP Term Loan	50,000	15.00%	7,500	50,000	December 2027	December 2027
Total	$2,220,368	6.20%	$163,931	$2,166,761

(1)

The mortgage of $27.2 million is outstanding on Valley View Mall. In the third quarter the Company derecognized the assets of Valley View Mall as a result of the property being assigned to a special servicer. The Company will continue to recognize the mortgage until the foreclosure process is complete. The Company has no annual debt service on the property.

(2)	All or a portion of the loan has been effectively swapped to the fixed interest rate presented.
(3)	Includes our share of debt of equity method investees, based on our ownership percentage.

Pennsylvania Real Estate Investment Trust

Selected Debt Ratios

December 31, 2020
Debt Yield Ratio
Maintain a minimum Debt Yield Ratio (Senior) of 11.35% from and after June 30, 2021	(1)
Maintain a minimum Debt Yield Ratio (Corporate) of (a) 6.50% from June 30, 2021 through and including September 30, 2021 and (b) 7.25% from and after October 1, 2021	(1)
Liquidity
Maintain minimum liquidity of at least $25.0 million, to be comprised of unrestricted cash held in certain deposit accounts subject to control agreements	$91.6 million

(1)

The First Lien Credit Agreement and Second Lien Credit Agreement (collectively, the "Credit Agreements"), contain identical affirmative and negative covenants customarily found in such agreements, including requirements that the Company, on a consolidated basis, maintain certain financial ratios and liquidity. All capitalized terms used on this page have the meanings ascribed to such terms in the Credit Agreements.  In addition to the ratios set forth herein, there are several other requirements set forth in the covenants under the Credit Agreements with which the Company must comply. As of December 31, 2020, we were in compliance with terms under the Credit Agreements, however, a material decline in future operating results could affect our ability to comply with the financial covenants, several of which only come into effect on June 30, 2021.

Pennsylvania Real Estate Investment Trust

Forward Looking Statements

FORWARD LOOKING STATEMENTS

This Quarterly Supplemental and Operating Information contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” ”expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental actions in response, which have and may continue to exacerbate many of the risks listed below;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020 and any subsequent reports we file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pennsylvania Real Estate Investment Trust

Definitions

Funds From Operations (FFO)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the years ended December 31, 2020 and 2019, respectively, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

Net Operating Income (NOI)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, general and administrative expenses, provision for employee separation expenses, interest expense, depreciation and amortization, insurance recoveries, gain/loss on debt extinguishment, gain on derecognition of property, impairment of assets, gains on sales of real estate by equity method investees, equity in loss/income of partnerships, loss on remeasurement of assets by equity method investee, gain on sale of non operating real estate, gain/loss on sale of real estate, impairment of development land parcel, project costs and other expenses and reorganization expenses.

Same Store NOI

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. In 2018, Wyoming Valley Mall was designated as non-core and subsequently conveyed to the lender of the mortgage loan secured by that property in 2019. In 2019, Exton Square Mall and Valley View Mall were designated as non-core and are excluded from Same Store NOI. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Funds Available for Distribution (FAD)

FAD is a measure of a real estate company’s cash flows generated by operations and capacity to pay dividends. The Company calculates FAD by starting with FFO as adjusted and subtracting (1) straight-line rent, (2) normalized recurring capital expenditures that are capitalized but necessary to maintain our properties, (3) operational tenant allowances, (4) capitalized leasing costs, (5) non-cash compensation charges, and (6) amortization of above- and below-market lease intangibles.

We believe that net income is the most directly comparable GAAP measurement to FAD. We believe FAD provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. In addition, we believe that to further understand our liquidity, FAD should be compared with our cash flow from operating activities determined in accordance with GAAP, as presented in our consolidated financial statements. The computation of FAD may not be comparable to FAD reported by other REITs or real estate companies and FAD does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, or as an alternative to net cash flow from operating activities (determined in accordance with GAAP), as a measure of our liquidity.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

NAREIT defines Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), which is a non-GAAP measure, as net income (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization; plus or minus losses and gains on the disposition of depreciated property, including losses/ gains on change in control; plus impairment write downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; plus or minus adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.  We compute EBITDAre in accordance with the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

EBITDAre does not include interest expense, income tax expense, gains or losses on sales of operating real estate or impairment writedowns of depreciable real estate, which are included in the determination of net income in accordance with GAAP.  Accordingly, EBITDAre is not a comprehensive measure of our operating cash flows.  EBITDAre does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions.  We believe that net income is the most directly comparable GAAP measurement to EBITDAre.

We believe that EBITDAre is helpful to management and investors as a measure of operating performance because it provides an additional performance measure to management and investors to facilitate the evaluation and comparison of the Company to other REITs and to other non-real estate commercial enterprises.